                              SETTLEMENT AGREEMENT

               AGREEMENT made and entered into the 30th day of December, 1999, by and between the undersigned parties.

       WHEREAS, Fred S. Rudy ("Rudy"), A. J. Nassar ("Nassar"), Joseph J. Jillson ("Jillson") and J. Michael Nixon ("Nixon"), individually and on behalf of American Film Technologies, Inc. ("AFTC" or "the Company"), commenced an action in the Court of Chancery of the State of Delaware against Gerald M. Wetzler ("Wetzler"), Leslie Trager ("Trager"), Thomas Hennigan ("Hennigan") and Jeffrey Yapp ("Yapp"), and also naming AFTC as a nominal defendant ("Delaware Action"); and

          WHEREAS, among other things, the plaintiffs in the Delaware Action alleged that Wetzler breached his fiduciary duties to the Company and its shareholders and committed fraud and waste; and

          WHEREAS, Wetzler denies all of the allegations in the Delaware Action; and

          WHEREAS, all matters in the Delaware Action have previously been settled against all defendants except as to defendant Wetzler; and

          WHEREAS, Wetzler has asserted a claim for indemnification related to legal fees incurred by him in connection with his defense of the Delaware Action; and

          WHEREAS, Wetzler filed a Counterclaim against Rudy and a Cross-claim against AFTC; and

          WHEREAS, in addition to the foregoing, Wetzler has asserted that he has further claims relating to alleged defamation allegedly committed by certain parties, including, but not limited to, the plaintiffs in this action, Seth Fireman, Olympia Partners, LLC, counsel for AFTC, Malcolm S. Taub and the firm of Martin & Taub, LLP, and Dennis Levine and other shareholders of AFTC; and

          WHEREAS, the parties hereto wish to resolve all issues pertaining to the foregoing litigation and all other claims existing between the parties;

          NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

          1. All parties to the Delaware Action will exchange General Releases in the form annexed hereto as Exhibit A. In addition, General Releases will be exchanged between L&R Holding, Inc., Malcolm S. Taub, Martin & Taub, LLP, Seth Fireman, Dennis Levine, Olympia Partners, LLC, and Wetzler, and between AFTC and Wetzler's counsel, pertaining to any claims which the parties may have against each other, including, but not limited to, any claims of breach of professional duty, breach of fiduciary duty, fraud, waste, or defamation arising out of statements made to the press by AFTC or the plaintiffs in the Delaware Action or anyone acting on their behalf or in conjunction with them. Delivery of such releases shall be conditioned upon the execution of this Agreement.

          2. Simultaneously with the exchange of the foregoing General Releases, Wetzler's Cross-claim shall be resolved in accordance with Paragraph 8, and all other claims in the Delaware Action shall be dismissed, with prejudice.

          3. Subject to the terms and conditions of the Settlement Agreement, the current Board of Directors of AFTC will simultaneously confirm as valid and binding all prior agreements between Wetzler and AFTC, and will execute any necessary documents to effectuate same.

          4. (a) In connection with the foregoing, Wetzler represents that the following constitute all of his present holdings and/or contractual relationships with AFTC:

                                                          Shares
                                                          ------
10,000,000 options from Employment Agreement
exercisable @ $0.0628 per share                                  10,000,000 (indirect)

$522,000(1) of Senior Notes and related Purchase and
Security Agreements (includes $30,000 of Notes
securing option exercise payment) convertible @ $0.03
per share                                                        17,400,000 (indirect)

$750,000 Senior Note and related Purchase and
Security Agreements issued upon change in control
convertible at @ $0.03 per share                                 25,000,000 (indirect)

------------------

          (1) $40,000.00 of the $522,000.00 was used to exercise the option discussed in Paragraph 6.

26,620,000 shares (includes 20,000,000 shares issued on recent option exercise and securing related
$160,000 Promissory Note), certificates in the possession of Lee Mermelstein, Esquire, and Option
Exercise Agreement relating to purchase of 20,000,000 shares

                                                      26,620,000 (direct)

Wetzler Schwab Account                   Approximately 2,700,000 (direct)

Total                                                          81,720,000


               (b) The Company affirms the validity of the foregoing obligations, including, but not limited to, all First Priority Senior Secured Convertible Notes listed above (the "Senior Notes") and Employment Agreement between Wetzler and the Company, dated January 1996, and the amendments thereto.

          5. Wetzler agrees to extend the payment date of his Senior Note due as of November 1, 1999 and any other Senior Note which may be due or come due until January 1, 2001 (the "Final Payment Date"). Notwithstanding the foregoing, all payments due pursuant to such Senior Notes shall immediately become due and payable in the event AFTC files a Chapter 7, Chapter 11 or other bankruptcy proceedings, or such proceedings are instituted against AFTC by creditors of the Company. If an involuntary bankruptcy is dismissed, this Settlement Agreement shall remain in full force and effect. The Company shall give Wetzler not less than fourteen (14) business days prior written notice of any intended filing by the Company of a Chapter 7 or Chapter 11 bankruptcy proceeding.

          6. In consideration for the foregoing agreement by Wetzler to extend the due date of the foregoing obligations and Notes, AFTC will agree to extend the payment date of Wetzler's $160,000.00 Promissory Note, now due November 7, 1999, in connection with the exercise of his option for 20,000,000 shares, to a date which is one (1) month beyond the Final Payment Date, and Wetzler agrees not to pay the $160,000.00 during such period in order to retain such 20,000,000 shares which were used as partial security for said Note. In addition to the foregoing, Wetzler agrees not to sell or otherwise encumber or hypothecate the above-mentioned 20,000,000 shares.

          7.   (a)   In further consideration for the promises of Wetzler
contained herein, AFTC agrees to pay to him on September 30, 2000, the sum of One Million One Hundred Forty Thousand Dollars ($1,140,000.00). Upon the payment of the foregoing sum, AFTC or a party designated by it shall have the right to purchase Wetzler's entire holdings in AFTC, as set forth above ("Option"), excluding only the sum of approximately 9,000,000 shares. If the foregoing payment is not made to Wetzler when due, Wetzler's Senior Notes and above payments will become immediately due and payable without further notice.

Assuming the aforementioned payment occurs in accordance with the terms of this Paragraph, the exercise of the Option and payment therefore shall be consummated no later than the Final Payment Date. The purchase price for the exercise of the foregoing Option shall be the payment of an additional Nine Hundred Thousand Dollars ($900,000.00) (the "Option Exercise Payment"), which shall be paid by AFTC at any time prior to the Final Payment Date. If the Option Exercise Payment is not paid to Wetzler by the Final Payment Date, Wetzler's Senior Notes will become immediately due and payable. At such time as Wetzler is paid the total sum of Two Million Forty Thousand Dollars ($2,040,000.00) as set forth above and the payments required by Paragraph 8 below are made, he shall assign to AFTC, or its designee, all of his right, title and interest in and to all of the assets, securities, Senior Notes or any other interest which he may have in AFTC, as set forth in Paragraph 4(a), other than the approximately 9,000,000 shares described above ("Retained Shares"). Upon the occurrence of the foregoing, Wetzler shall relinquish all of his other rights held in and to AFTC, including, but not limited to, any rights which Wetzler may have pursuant to the terms of any employment agreement or stock option agreement entered into with AFTC, and such agreements shall be deemed to be terminated, and AFTC shall be released of any claims by Wetzler against it for any obligation under such agreements, except for any valid requests for advancement or indemnification for fees and expenses incurred in proceedings commenced after the execution of this Agreement. In the event that Wetzler and his brother, Leonard Wetzler, have posted shares as collateral for the $160,000.00 Promissory Note, those Retained Shares shall be delivered to Wetzler and his brother free and clear of lien. However, the 20,000,000 share of stock which were posted as further collateral for said Note shall be transferred to AFTC or its designee. In the event of the sale of all, or substantially all, of the assets of AFTC or the merger of AFTC into or with another corporation, prior to the Final Payment Date, in order for AFTC to retain the Option, all sums due to Wetzler pursuant to this Agreement shall become immediately due and payable and must be paid. The payment dates in this Paragraph may be extended with the consent of Wetzler.

                (b) Notwithstanding Subsection 7(a), if a party introduced by Wetzler makes an investment in AFTC in an amount equal to or greater than Four Million Dollars ($4,000,000.00), Wetzler shall have the right to either accept full payment of the Option Exercise Payment or to reject said payment and convert all of his Senior Notes in accordance with the terms provided therein. Wetzler's exercise of such right shall be valid for a period of twelve (12) months following the closing of the investment. In accordance with their fiduciary duties, the Board of Directors of AFTC shall have the right to reject any such proposed investment.

          8. As further consideration for the agreements set forth herein, on December 30, 1999, the law firm of Blank Rome Comisky & McCauley LLP ("Blank Rome") shall be paid the sum of One Hundred Thousand Dollars ($100,000.00), representing indemnification by partial payment of legal fees and expenses incurred by Wetzler in connection with the defense of the Delaware Action. The payment to Blank Rome shall be made by wire transfer to the following:

                             Bank:             Commerce Bank of New Jersey
                             ABA#              031201360
                             Account Name:     CBPA
                             Account Number:   28208000
                             Memo:             FCO BRMC LLP
                                    Acct #360443766

In addition, AFTC shall enter into a stipulated judgment with Wetzler, providing him with a judgment on his Cross-claim for indemnification in the amount of $140,000.00, to which the aforementioned payment of $100,000.00 shall be credited and the remaining forty thousand dollars ($40,000.00) of which Wetzler will forego payment by the Company until September 30, 2000. If the remaining $40,000.00 is not paid by September 30, 2000, the stipulated judgment shall be filed and recorded without objection by AFTC. Further, the Company shall pay the firm of Jacobson, Mermelstein & Squire LLP the sum of $35,000 in respect of partial payment of their fees for legal services to the Company on or before June 30, 2000.

          9. At such time as any payments are made to Wetzler pursuant to the Agreement, AFTC may (immediately preceding or after such payments) issue senior secured debt that is pari passu to Wetzler's senior secured debt, in such amount as is equal to and no greater than the amount of such payments to Wetzler and Wetzler will execute such documents as are reasonably necessary to ensure that such additional debt is pari passu with Wetzler's Senior Notes set forth in paragraph 4(a) above. AFTC may not issue any senior debt except as provided herein. Provided further, however, that in exchange for an investment in AFTC of Two Million Dollars ($2,000,000.00) or more, AFTC may issue senior secured debt that is para passu to Wetzler's Senior Notes, in such amount as is equal to and no greater than the amount of the investment.

          10. It is understood and agreed that each of the parties will execute such documents and do all things necessary to effectuate the reasonable intent of this Agreement. This shall include, but shall not be limited to, the execution and delivery of endorsed stock certificates, stock powers and/or other agreements and estoppel certificates to investors of the Company, confirming that Wetzler consents to the pari passu nature of further investments in AFTC as set forth in Paragraph 9.

          11. Immediately following the execution of this Agreement, AFTC will issue a press release approved by Wetzler. Such release shall be delivered to Bloomberg and all other members of the media who generally receive information from the Company, including, but not limited to, The New York Times, the New York Observer, and the L.A. Times. In the event the substance of the press release is not published in The New York Times, the New York Observer and the L.A. Times, the Company must pay Wetzler the sum of $30,000.00, so that he can personally pay for the publication of the press release in any or all such newspapers.

          12. All notices or demands by any party relating to this Agreement shall be in writing and either personally served or sent by regular United States mail, postage prepaid, at the addresses set forth below or at such other addresses as a party may designate in writing. All notices or demands sent in accordance with this paragraph shall be deemed received on the earlier of the date actually received or seven (7) days after the deposit thereof in the mail.

     If to American Film Technologies, Inc.:    American Film Technologies, Inc.
                                                300 Park Avenue, 17th Floor
                                                New York, New York 10022

              With a copy to:                    Malcolm S. Taub, Esq.
                                                 Martin & Taub, LLP
                                                 1350 Avenue of the Americas
                                                 New York, New York 10019

              If to Gerald M. Wetzler:          Gerald M. Wetzler
                                                 32-04 171st Street
                                                 Flushing, New York 11358

              With a copy to:                   Blank Rome Comisky
                                                 & McCauley LLP
                                                 Attn: John L. Reed, Esquire
                                                 1201 Market Street, Suite 2100
                                                 Wilmington, DE 19801

                                                 Cahill Gordon & Reindel
                                                 Attn: Floyd Abrams, Esquire
                                                 80 Pine Street
                                                 New York, New York 10005

          13. The validity of this Agreement, its construction, interpretation and enforcement and the right of the parties hereunder and concerning the matters set forth herein shall be governed by and construed in accordance with the law of the State of Delaware. All disputes at law relating to the Agreement shall be submitted to the exclusive jurisdiction of the Superior Court of the State of Delaware, and all disputes where equitable claims are made shall be submitted to the exclusive jurisdiction of the Court of Chancery of the State of Delaware.

          14. This Agreement will bind and inure to the benefit of the respective successors and assigns of each of the parties

          15. This Agreement cannot be changed, terminated or amended orally. All prior agreements, understandings, representations warranties and negotiations, if any, are merged into this Agreement.

          16. This Agreement may be executed in counterparts, each of which, when so executed and delivered, shall be an original; however, such counterparts together shall constitute but one and the same Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        AMERICAN FILM TECHNOLOGIES, INC.

                                        By:
                                           ------------------------------------
                                           Fred S. Rudy
                                           Chairman and Chief Executive Officer,
                                           with approval and consent of AFTC's
                                           Board of Directors

                                           ------------------------------------
                                           Gerald M. Wetzler

                                           ------------------------------------
                                           A.J. Nassar

                                           ------------------------------------
                                           Joseph J. Jillson

                                           ------------------------------------
                                           J. Michael Nixon


                                      F-26